UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2015

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 S. Harbor Blvd., Suite 250, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (321) 725-0090

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Monday, March 2, 2015, First Choice Healthcare Solutions, Inc. (the “Company”) and Gary D. Pickett, Chief Financial Officer, Secretary and Treasurer of the Company, mutually agreed to release Mr. Pickett from the Company’s employment, effective immediately, to pursue other career opportunities.

Donald A. Bittar, a member of the Company’s Board of Directors who previously served as the Company’s Chief Financial Officer until his retirement in November 2014, has agreed to assume the post of Interim Chief Financial Officer and continue in this capacity until a new Chief Financial Officer is qualified and duly appointed. The Company intends to commence a national search for a new CFO immediately.

Before originally joining the Company’s leadership team in December 2010, Mr. Bittar served as President and Chairman of Associated Mortgage of North America and President of DA Bittar and Associates, Inc., a management and technology consulting firm that he founded in 1980. From 1969 to 1980, he was Chairman, President and CEO of Marine Telephone, Inc. Since 1969, he has also taught finance, management and information technology at several leading undergraduate and graduate schools. Currently, Mr. Bittar is an Adjunct Professor at Florida Institute of Technology, College of Business, where he was honored as Teacher of the Year in 2013.

In addition to authoring Getting Under the Hood of an Annual Report and Knowing What is Inside and A Good Business Plan is a Beautiful Thing, Mr. Bittar invented and was granted a U.S. patent for an adjustable sling that can be used to hold a patient’s arm, wrist and hand in multiple positions while eliminating stress to the neck and shoulder. He has been a frequent speaker at the National Association of Mortgage Bankers, National Council of Savings Institutions, Council of Presidents, New England Bankers Association and National Corporate Cash Managers Association. Mr. Bittar received a Master of Business Administration degree from Long Island University.

Except as otherwise provided in this Item 5.02, there are no arrangements or understandings between Mr. Bittar and any other person pursuant to which Mr. Bittar has been appointed as Interim Chief Financial Officer of the Company. Mr. Bittar has not entered into any transaction with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, March 6, 2015

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: March 6, 2015
/s/ Chris Romandetti
Name: Chris Romandetti
Chief Executive Officer

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